Exhibit 99.2

Consent of Current Capital Securities LLC

January 16, 2024

We hereby consent to (i) the inclusion of our opinion letter dated October 19, 2023, to the Board of Directors of FaZe Holdings Inc. (the “Company”) as Annex C to the proxy statement/prospectus which forms a part of the amendment to the registration statement on Form F-4 of GameSquare Holdings, Inc. (the “Issuer”), filed with the Securities and Exchange Commission (the “SEC”) as of the date hereof (the “Registration Statement”) relating to the proposed transactions involving the Company and the Issuer and (ii) all references to such opinion in the sections captioned:

●	“Transaction Summary—Opinion of Current Capital Securities LLC”
●	“Risk Factors—Risks Relating to the Merger— The fairness opinion obtained by the FaZe Board will not reflect changes, circumstances, developments or events that may have occurred or may occur (or information that may become, or may have become, available) after the date of the opinion.”
●	“The Merger—Background of the Merger”
●	“The Merger—Recommendation of the FaZe Board; Reasons for the Merger” and
●	“The Merger—Opinion of Current Capital Securities LLC”

of such proxy statement/prospectus. The foregoing consent applies only to the Registration Statement being filed with the SEC as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the SEC thereunder.

/s/ Current Capital Securities LLC